                                                                    EXHIBIT h.10

                 Exhibit A to Amended Sub-Licensing Agreement


iShares S&P 100 Index Fund
iShares S&P 500 Index Fund
iShares S&P 500/BARRA Growth Index Fund
iShares S&P 500/BARRA Value Index Fund
iShares S&P Europe 350 Index Fund
iShares S&P MidCap 400 Index Fund
iShares S&P MidCap 400/BARRA Growth Index Fund iShares S&P MidCap 400/BARRA Value Index Fund iShares S&P SmallCap 600 Index Fund iShares S&P SmallCap 600/BARRA Growth Index Fund iShares S&P SmallCap 600/BARRA Value Index Fund iShares S&P/TSE 60 Index Fund iShares S&P 100 Index Fund iShares S&P Global 100 Index Fund